CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Investment Managers Series Trust with respect to the Advisory Research Global Value Fund, a series of Investment Managers Series Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
June 7, 2010